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                                                                   EXHIBIT 10.18

Agreed Form

                             Dated _____ May 2000



                            SHAREHOLDERS AGREEMENT


                                    between


                               CRICINFO LIMITED


                                    - and -


                            SATYAM INFOWAY LIMITED


                                    - and -


                          THE NON - SIL SHAREHOLDERS



                               Latham & Watkins

                                99 Bishopsgate
                                  11th Floor
                               London  EC2M 3XF

                              Tel: 020 7710 1000
                              Fax: 020 7374 4460

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THIS AGREEMENT is made on the    day of May, 2000

BETWEEN:

(1) CRICINFO LIMITED registered in England with number 3215055 whose registered office is at Hartham Park, Corsham, Wiltshire SN13 ORP, United Kingdom (the "Company");

(2) SATYAM INFOWAY LIMITED whose registered office is at Maansarovar Towers, 271-A, Anna Salai, Teynampet, Chennai 600018, India ("SIL"); and

(3) THE SEVERAL PERSONS details of whom are set out in Schedule 4 to this Agreement (collectively, the "Non-SIL Shareholders" and each a "Non-SIL Shareholder").

WHEREAS:

A Subscription Agreement was entered into on                 2000 by the
Company, SIL and the Senior Management (as defined in the Subscription Agreement), relating to the investment by SIL in the Company (the "Subscription Agreement"). It was agreed in the Subscription Agreement that at Final Completion (as defined in the Subscription Agreement), the Company, SIL and the Non-SIL Shareholders would enter into a Shareholders' Agreement; this Agreement is the Shareholders' Agreement.

IT IS AGREED as follows:

1    INTERPRETATION

1.1  In this Agreement, the following words shall have the following meanings:

     "Articles"                   means the articles of association of the
                                  Company.

     "Board"                      means the board of directors of the Company.

     "Business Day"               means a day which is not a Saturday or Sunday
                                  or a bank or other public holiday in England or India;

     "Business Plan"              means the annual business plan prepared in
                                  accordance with Clause 4.5.

     "Confidential Information"   means all information received or obtained as
                                  a result of entering into or performing this Agreement and which relates to:

                                  (i)    the Company and its Subsidiaries;

                                  (ii)   any aspect of the business of the
                                         Company and its Subsidiaries;

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                                  (iii)  the provisions of this Agreement;

                                  (iv)   the negotiations relating to this
                                         Agreement;

                                  (v)    the subject matter of this Agreement;

                                  (vi)   SIL, its Group and any aspect of the
                                         business of SIL or its Group; or

                                  (vii)  any party to this Agreement.

     "Control"                    means, in relation to a body corporate, the
                                  power of a person to secure that its affairs are conducted in accordance with the wishes of that person:

                                  (a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

                                  (b) by virtue of any powers conferred by the articles of association or any other document regulating that or any other body corporate,

                                  and, in relation to a partnership, means the right to a share of more than one-half the assets, or of more than one-half of the income, of the partnership;

                                  and a "Change of Control" shall occur if a person who controls any company or undertaking ceases to do so, or if another person acquires control of it;

     "Effective Date              the date of admission to listing and trading
                                  of the Company's ordinary shares in an IPO;

     "Group" means in relation to an undertaking, that undertaking and any undertaking of which it is a Subsidiary (its holding undertaking) and any other Subsidiaries of its holding undertaking;

     "India Servers"              the Company's web-servers hosted in India;

     "IPO" an initial public offering of the Company's ordinary shares on NASDAQ, the London Stock Exchange, the New York Stock Exchange, the

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                                  Neuer Market or a similar investment exchange
                                  with similar liquidity;

     "Ordinary Shares"            means equity share capital of the Company as
                                  defined in Section 744 of the Companies Act
                                  1985, as amended;

     "Preferred Partner basis"    means on terms no less favourable than those
                                  offered to any third party;

     "Share" means a share of any denomination in the capital of the Company from time to time;

     "Shareholder"                means all those persons holding Shares in the
                                  capital of the Company and who are parties to this Agreement from time to time;

     "SIL Director"               means a director appointed by SIL in
                                  accordance with Clause 3.2;

     "Subsidiary"                 means in relation to an undertaking (the
                                  holding undertaking), any other undertaking in which the holding undertaking (or persons acting on its or their behalf) directly or indirectly holds or controls either:

                                  (a)   a majority of the voting rights
                                        exercisable at general meetings of that
                                        undertaking; or

                                  (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking,

                                  and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of that undertaking's holding undertaking;

     "Transfer Price"             means (a) if there is a Third Party as
                                  referred to in clause 11.1 and such party is reasonably believed in good faith by the relevant Vendor to be acting in good faith, the price per share agreed to be paid by such Third Party or, if there is no Third Party,
                                  (b) the price thereof agreed between the Vendor (or in the case of a Transfer Notice deemed to have been served pursuant to Clause
                                  12.3, agreed pursuant to Clause 12.4.1) and the Directors within fourteen days of the

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                                  date of the Transfer Notice, or, in the
                                  absence of agreement, the Fair Value;

     "Trust" means the trust evidenced in a Confirmatory Declaration of Trust made by Simon King on 04 May 2000;

     "Valuer" means an independent firm of chartered accountants nominated by the parties or, in the event of failure to nominate such an independent firm of chartered accountants, a firm of chartered accountants appointed by the President for the time being of the Institute of Chartered Accountants of England and Wales on the application of any party.

1.2 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by any other provisions (whether made before or after the date of this Agreement) from time to time.

1.3 All warranties, representations, agreements and obligations expressed to be given or entered into by more than one person are given or entered into severally by the persons concerned.

1.4 References to Clauses or Schedules are to Clauses of or Schedules to this Agreement, and references to sub-clauses are to sub-clauses of the Clause in which the reference appears.

1.5 Headings are inserted for convenience only and shall not affect its construction.

1.6 All references to documents in Agreed Form shall mean a document in a form agreed by the parties and initialled by each of them for the purpose of identification.

1.7   The singular includes the plural and vice versa.

1.8 Notwithstanding any provision of this Agreement which provides for any of SIL's rights herein conferred to fall away upon SIL together with any member of the SIL Group holding, in aggregate, less than 10 per cent. of the issued Ordinary Share capital, the relevant rights shall not fall away for such time as is reasonable for SIL to exercise its anti-dilution rights under Clause 9 of the Subscription Agreement so as to increase its holding of Ordinary Shares in the Company to 10 per cent. or more of the issued Ordinary Share Capital, where it has the right so to do.

2     BUSINESS OBJECTIVES

2.1   SIL agrees:

      2.1.1 to investigate the possibility of hosting the Company's India Servers with SIL's hosting facilities on a Preferred Partner basis, subject to adequate

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             availability and quality of service parameters as agreed between the Company and SIL in good faith;

      2.1.2 that, following the completion of the acquisition of the khel.com website, SIL will merge the business so acquired with the business of the Company and, in particular, but without limitation, will ensure that in the event that khel.com is operated as a cricket only website any Internet traffic visiting khel.com will be automatically re-routed to the Indian cricket section of the Company's website, or in the event that khel.com is operated as a multi-sports website any Internet traffic visiting the cricket section of khel.com will be automatically re-routed to the Indian cricket section of the Company's website, and management of such business will be under the control of the Company;

      2.1.3 that it will not own or operate, whether by itself or through its agents or contractors or subsidiaries or affiliates, any cricket based business, other than the distribution of news through its Internet portals provided always that in the event that SIL does distribute cricket news a link shall be provided through to the Company's website;

      2.1.4 that it will channel any advertisement or sponsorship for display on a cricket site through the Company;

      2.1.5 that in the event that SIL or any of its agents or subsidiaries or affiliates acquires any cricket related business whether as part of a larger transaction or otherwise SIL will offer to sell the same to the Company and if SIL and the Company cannot agree the price and SIL proposes to sell such business to another person, the Company shall have the right (exercisable within 20 days of notification of such terms to the Company) to buy such business on the terms so proposed to or by the third party which are acceptable to SIL; and

      2.1.6 that it will feature the Company and the CricInfo brand exclusively for all cricket content and branding as part of its advertising and market development in relation to cricket related matters.

2.2 The Company agrees to, and the Shareholders agree to procure (insofar as they are respectively able through the exercise by them of all voting rights and other powers of control respectively exercisable by them as shareholders) that the Company and, where applicable, each of its Subsidiaries, shall:

      2.2.1 investigate the possibility of transferring its India Server hosting to facilities provided by SIL, on a Preferred Partner basis, subject to adequate availability and quality of service parameters as agreed between the Company and SIL in good faith;

      2.2.2  (A)  pay SIL the following share of India Revenues and NRI Market
                  Revenues:

                  (i)   15% - for the first two years from the date hereof; and

                  (ii)  20% thereafter,

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             For the purposes of this Clause 2.2.2 "India Revenues" means revenue of the Company generated from businesses located in India which contract with the Company for the provision of advertising and sponsorship, regardless of whether the payment is made from India, after deduction of agency commission and all applicable sales taxes.

             For the purposes of this Clause 2.2.2 "NRI Market Revenues" means revenue generated from the provision of advertising and sponsorship targeted specifically at non-resident Indians, after deduction of agency commission and all applicable sales taxes; and

             (B) pay SIL an amount equal to 30% of the pre-tax profit revenue deriving from Indian e-commerce operations operated and managed by the Company and its Subsidiaries and as shown by a profit and loss account for such Indian e-commerce business;

     2.2.3 limit its data syndication services to the minimum level necessary for commercial viability for the Company; and

     2.2.4 prevent the sale of exclusive content to competitors of SIL listed in Schedule 3

     PROVIDED THAT if SIL, together with any SIL Group member, holds in aggregate less than 10% of the total issued Ordinary Share capital of the Company in circumstances where SIL's consent is no longer required to the matters referred to in Schedule 1, the Company shall have the right to terminate this Clause 2.2 without the payment of compensation upon giving not less than 20 days notice in writing to SIL.

2.3 The Company may give notice of termination of Clause 2.2.2 and the Company shall be released from its obligations under Clause 2.2.2 on the date on which such notice of termination becomes effective. A notice of termination under this Clause 2.3 is separate from a notice of termination under Clause 2.2. The notice of termination shall become effective on the date specified in it provided that on or before such date SIL and the Company shall have agreed compensation to be paid by the Company to SIL for loss of its rights under Clause 2.2.2. Any such notice of termination shall contain the Company's proposal on compensation. If SIL does not accept the Company's proposal on compensation, it shall within 10 Business Days of receipt of the Company's proposal, give notice thereof to the Company, which notice shall contain SIL's counterproposal on compensation. Following receipt of such notice from SIL, the Company and SIL shall negotiate in good faith with a view to agreeing the compensation amount (which shall not be less than that proposed by the Company nor more than
     that proposed by SIL).   In the event that SIL and the Company are unable,
     within 20 Business Days of the date on which such notice is given by SIL, to agree the amount of compensation, each of the Company and SIL shall select an independent appraiser (experienced in valuing compensation of this nature and from a reputable firm of good standing) within 25 Business Days of the date of such notice by SIL and those two appraisers shall select, within 10 Business Days of the date of their acceptance of their appointments, another independent appraiser (experienced in valuing compensation of this nature) to perform the appraisal. If all of the appraisers have not been appointed within the time limits specified above, the outstanding appointment(s) shall be made, at the request of either party, by the President for the

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     time being of the Institute of Chartered Accountants of England and Wales.
     Each of SIL and the Company shall within 10 Business Days of the date of acceptance by all the appraisers of their appointment make a written submission to each of the appraisers setting out the compensation amount proposed by SIL and the Company respectively and the reasons therefor. SIL shall copy its submission to the Company and vice versa. Neither SIL nor the Company shall have a right to reply to the submission of the other and any failure by the Company and/or SIL to make such submission shall be without prejudice to any other part of this Clause 2.3. The three appraisers so selected shall have 30 Business Days from the date of the selection of the third appraiser to determine the compensation in question during which time both the Company and SIL shall provide to the appraisers all such assistance and access to staff and records as the appraisers may reasonably require for the purpose of their determination. When determining the compensation, the appraisers shall consider such factors drawn to their attention in writing by the Company and SIL as herein provided and any other factors as the appraisers each reasonably consider should be taken into account in determining the compensation amount payable, which will include (without limitation and for the avoidance of doubt), the impact on SIL of the stoppage of revenue streams resulting from the loss of its rights under Clause 2.2.2. The compensation amount determined by each of the three appraisers shall be averaged, the determination which shall differ most from such average shall be disregarded, the remaining two determinations shall then be averaged, and such average shall be final and binding as the compensation amount determined by the appraisers and the appraisers shall notify the Company and SIL in writing of their determination. If the amount of compensation is referred to the appraisers, the notice of termination shall become effective on the day on which the appraisers notify SIL and the Company of their determination. The Company and SIL shall each bear the expenses of its own appraiser and one-half of the expenses of the independent appraiser selected by the two appraisers. The appraisers shall act as experts and not arbitrators.

2.4 SIL and the Company agree to, and the Shareholders agree to procure (insofar as they are respectively able through the exercise by them of all voting rights and other powers of control respectively exercisable by them as shareholders) that the Company and, where, applicable, each of its Subsidiaries, shall work on a Preferred Partner basis in cricket-related broadband operations.

2.5 Upon termination of Clause 2.2.2 (under either Clause 2.2 or Clause 2.3) the obligations of SIL under Clauses 2.1.2, 2.1.3, 2.1.4, 2.1.5 and 2.1.6 and the obligations of the Company under Clauses 2.2.3 and 2.2.4 shall terminate.

3     DIRECTORS

3.1 Subject to Clause 3.7, the Board shall have responsibility for the supervision and management of the Company and its business.

3.2 The parties hereby agree, and agree to use their voting rights to procure, that for so long as SIL holds at least 10 per cent. of the Company's issued ordinary share capital, SIL may appoint such number of SIL Directors as is proportionate to its Shareholding in the Company (rounded up to the next whole number) and may appoint alternates for such directors. Only SIL may remove or replace SIL Directors or their alternates, save

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      (for the avoidance of doubt) that if SIL, together with any SIL Group member hold in aggregate less than 10 per cent. of the issued Ordinary Share capital of the Company, the other directors may remove the SIL Director(s) and their alternates (if any) who are on the Board at that time.

3.3 The chairman shall be a director appointed by the Board. The chairman shall have a second or casting vote.

3.4 The parties shall procure that meetings of the directors are convened in the United Kingdom and held at least once every two months and that a written agenda for each meeting of the directors specifying the matters to be raised at the meeting is sent (together with the notice convening the meeting which may be given by telephone, facsimile, e-mail or telex) not less than five Business Days before the date of the meeting to all directors (or their alternates) entitled to receive notice of the meeting whether situated within or outside the United Kingdom but a meeting of the Board may be convened by giving resaonable notice (such notice to specify the agenda of the meeting and any resolutions proposed to be passed) if the interests of the Company would be likely to be adversely affected to a material extent if the business to be transacted at such Board Meeting were not dealt with as a matter of urgency or if all the Directors agree (an "Emergency Board Meeting").

3.5 No meeting of the Board shall be quorate and no resolution may be passed at a Board meeting without (i) a SIL Director being present; or (ii) the prior consent of SIL to the meeting being held without a SIL Director being present, being obtained, save that such consent shall not be required if the Company has used all reasonable endeavours to obtain SIL's consent and has been unable to enter into dialogue with SIL in this regard.

3.6 The Company hereby undertakes and (insofar as they are respectively able through the exercise by them of all voting rights and other powers of control respectively exerciseable by them as Shareholders and Directors) each of the Non-SIL Shareholders hereby undertakes to procure that, save as required or permitted by this Agreement, neither the Company nor any of its Subsidiaries shall, without the previous written consent of SIL (such consent not to be unreasonably withheld), take any of the actions set out in Schedule 1.

3.7 The Company undertakes to SIL that it shall procure that each of its subsidiaries for the time being shall observe and perform the provisions and conditions contained in this Agreement to be observed and performed by them.

3.8 A Director shall be treated as present in person at a meeting of the Directors notwithstanding that he is not physically present at the place where the meeting is held if he is in communication with the meeting by conference telephone or other communication equipment permitting each person physically present at or so in communication with the meeting to hear and be heard by each other such person. Such a Director shall be counted in the quorum of the meeting and shall be entitled to vote thereat.

4    ACCOUNTING AND OTHER MATTERS

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4.1  The Company and its Subsidiaries shall at all times maintain proper accounting and other financial records in accordance with the requirements of all applicable laws and generally accepted accounting principles applicable in the relevant territory and so as to enable amounts due under clause 2.2.2 to be determined and checked..

4.2 The parties shall ensure that each party and its respective authorised representatives shall be allowed access at all reasonable times to examine the books and records of the Company and any of its Subsidiaries and so as to enable amounts due under clause 2.2.2 to be determined and checked..

4.3 The Company shall prepare management accounts every month and shall send copies to the parties within 30 days of the end of the period in question.

4.4 The Company shall supply each party with copies of the Company's audited accounts and audited consolidated accounts for the Group.

4.5 The first Business Plan shall be in Agreed Form. The Company shall prepare a Business Plan for the Company and its Subsidiaries for each financial year not less than 30 days prior to the end of the preceding financial year and shall provide each of the parties with a copy for approval and adoption at a meeting of the Board. The Business Plan shall include but need not be limited to the following:

     4.5.1 an estimate of the working capital requirements contained in a cashflow statement together with an indication of the amount (if any) which it is considered prudent to retain out of the previous financial year's distributable profits to meet such working capital requirements;

     4.5.2  a projected profit and loss account;

     4.5.3 an operating budget (including estimated capital expenditure requirements) and balance sheet forecast;

     4.5.4 a report by the Managing Director giving business objectives for the year; and

     4.5.5  a report by the Finance Director.

4.6 The Company shall prepare accounts (including management accounts) in a timely manner and in such form and with such content (including, without limitation, reconciled to US GAAP) and shall cause such accounts to be audited and/or reviewed by the Company's auditors, as necessary to enable SIL to comply with any applicable law or by the rules of any recognised stock exchange, or governmental or other regulatory body and filing requirements from time to time notified in writing to the Company (including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder). The Company shall use reasonable efforts to cause the Company's auditors to give such consents and comfort letters as are necessary to permit the inclusion of any such accounts in any financial statements or other filing of SIL or any of its affiliates.

5    STATUS OF THIS AGREEMENT AND THE PARTIES' OBLIGATIONS

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5.1  Each party shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (so far as each is respectively able by the exercise of such rights and powers) that at all times during the term of this Agreement the provisions of this Agreement are duly and promptly observed and given full force and effect according to its spirit and intention.

5.2 If any provisions of the memorandum or Articles of the Company at any time conflict with any provisions of this Agreement, this Agreement shall prevail and the parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment, waiver or suspension of the relevant provision of the memorandum and/or articles of association to the extent necessary to permit the Company and its affairs to be administered as provided in this Agreement.

6    PROMOTION OF THE COMPANY'S BUSINESS

6.1 Each of the Non-SIL Shareholders hereby undertakes to SIL that during the period commencing the date of this Agreement and ending on the Relevant Date (as defined in Clause 6.2 below) he shall not either on his own account or in conjunction with or on behalf of any person or persons whether directly or indirectly:

     6.1.1 whether as principal, agent, shareholder, consultant, partner, employee, member, or in any other capacity whatsoever, participate in, engage in, or be in any manner associated with any internet based cricket business that competes with the Company or its Subsidiaries, or any other business which competes with the business of the Company and its Subsidiaries;

     6.1.2 solicit or entice away or endeavour to solicit or entice away from the Company or its Subsidiaries any officer, manager, servant or other employee who was at the date of this Agreement engaged in the business whether or not such person would commit a breach of his contract of employment by reason of leaving service.

6.2 For the purpose of Clause 6.1 above the term "Relevant Date" shall mean the earlier of:

     (a) the date 18 months following termination of this Agreement by all the parties to it;

     (b) the date 18 months following the relevant Non-SIL Shareholder ceasing to be a member of the Company; and

     (c) the date 18 months following the relevant Non-SIL Shareholder ceasing to be employed by the Company.

6.3 Notwithstanding the provisions of Clauses 6.1, SIL agrees and acknowledges that the Non-SIL Shareholders may continue to participate in the activities of the organisations, societies, companies and associations identified in
     Schedule 5 to this Agreement and that they may participate in any other similar activities with the prior consent of SIL and the Board (such consent not to be unreasonably withheld).

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6.4  Each Non-SIL Shareholder acknowledges and agrees that because of the world wide access of the internet and world wide web, that the provisions of Clause 6.1 are reasonable with respect to the scope of restriction, duration and the geographic scope and are reasonably necessary to protect the value of the goodwill and assets of the Company.

6.5 Whilst the covenants in Clause 6.1 are considered by the parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope, the said covenants shall apply with the minimum modifications necessary to make them valid and effective.

7  LOCK-INS

7.1 Each Non-SIL Shareholder hereby undertakes to SIL and the Company (contracting for itself and on behalf of each of the Subsidiaries and for any successor in title to the share capital of the Company) that he will not (whether on his own behalf or with or on behalf of any person and whether directly or indirectly by any person or business controlled by him) without the prior written consent of SIL:

     7.1.1 Subject to Clauses 7.1.2, 7.1.3 and 7.2, sell, assign, transfer or otherwise dispose of more than, in the aggregate, five percent of the Shares to which he is beneficially entitled as at the date of this Agreement;

     7.1.2 In addition to any sales, transfers or other disposals permitted pursuant to Clauses 7.1.1 and 7.1.3, in the period from the date six calendar months after the Effective Date or, if earlier, 2 years from the date of this Agreement, sell, assign, transfer or otherwise dispose of more than, in the aggregate, 25 percent of the Shares to which he is beneficially entitled as at the date of this Agreement;

     7.1.3 In addition to any sales, transfers or other disposals permitted pursuant to Clauses 7.1.1, 7.1.2 or 7.2, from the date of the third anniversary of the date of this Agreement, sell, assign, transfer or otherwise dispose of more than, in the aggregate, 40 percent of the shares to which he is beneficially entitled as at the date of this Agreement.

     Each undertaking contained in this clause 7.1 shall be read and construed independently of the other undertakings herein as an entirely separate and severable undertaking.

7.2 Each of the Non-SIL Shareholders shall, from the fourth anniversary of this Agreement, be able to sell, assign, transfer or otherwise dispose of all or any of the Shares to which he is beneficially entitled as at the date of this Agreement.

7.3 SIL agrees that in the event of an IPO it will not unreasonably withhold its consent to the imposition of restrictions on the sale by SIL of its Shares as considered to be necessary by the financial advisor to the Board in relation to the IPO.

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7.4  Subject always to the provisions of Clause 7.1 and 7.3, the parties acknowledge that in the event of an IPO all of the shareholders in the Company shall be able to participate in the IPO.

8    CONFIDENTIALITY

8.1 Each party shall at all times keep confidential and use its best endeavors to ensure that their respective employees, agents, Subsidiaries, and the employees and agents of such Subsidiaries, shall keep confidential any Confidential Information which it may acquire and shall not use or disclose any such Confidential Information except:

     8.1.1 to another member of its Group, as the case may be, or to a party's professional advisers where such disclosure is for a purpose related to the operation of this Agreement;

     8.1.2 with the written consent of such of the Company, any of its Subsidiaries or the party that the information may relate to;

     8.1.3 as may be required by law or by the rules of any recognised stock exchange, or governmental or other regulatory body, when the party concerned shall, if practicable, supply a copy of the required disclosure to the other before it is disclosed and incorporate any amendments or additions reasonably requested by the other);

     8.1.4 with the written consent of the Company, where it relates to the Company or any of its Subsidiaries bona fide for the advancement of the business of the Company or its Subsidiaries; or

     8.1.5 where it has come into the public domain otherwise than by the breach of this clause.

8.2 The parties shall use their best endeavours to procure that the Company and its Subsidiaries and their respective officers, employees and agents observe a corresponding obligation of confidence in respect of information about the parties themselves.

8.3 The obligations of each of the parties in sub-clause 8.1 shall continue without limit in time and notwithstanding termination of this Agreement for any cause.

9    ISSUANCE AND TRANSFER OF SHARES

9.1 Subject as provided in Clause 9.2, no issuance, allotment or transfer of any Share in the capital of the Company shall be made or registered without the previous sanction of the Board which may, in its absolute discretion and without assigning any reason therefor, decline to register any allotment or transfer of any Share whether or not it is a fully paid Share.

9.2 The Board shall sanction any issue, allotment or transfer made in accordance with the provisions of this Agreement or the Subscription Agreement and shall not sanction any other transfer.

9.3 It shall be a condition of any allotment or transfer of Shares to or by a Shareholder or of any other allotment that the allottee or transferee, if not already a party to this Agreement shall first enter into a deed of adherence in substantially the form set forth in Schedule 2 save that a beneficiary of the Trust to whom shares are transferred in accordance with Clause 10.3 is not required to enter into a deed of adherence.

9.4 Except as provided in Clauses 10 and 14 no Share in the Company or any beneficial interest in any Share in the Company shall be transferred unless and until the rights of pre-emption contained in Clause 11 have been exhausted.

10    TRANSFERS OF SHARES - EXEMPTION TO PRE-EMPTION.

10.1 Any Shareholder being a body corporate (the "Original Member") shall be entitled to transfer all or any of its Shares to any other body corporate which is for the time being its subsidiary or holding company or another subsidiary of its holding company (each such body corporate being hereinafter referred to as a "Group Company") but if a Group Company whilst it is a member shall cease to be a Group Company in relation to the Original Member it shall within 21 days of so ceasing transfer the Shares held by it to the Original Member or any Group Company of the Original Member and failing such transfer the member shall be deemed to have given a Transfer Notice pursuant to Clause 11.

10.2 Subject as herein provided any Shareholder who is an individual may transfer whilst he is alive or under his will all or any of his Shares or any beneficial interest therein for whatever consideration to the trustee or trustees of a family trust set up wholly for the benefit of one or more of himself, his or her spouse or children or grandchildren or step children or dependants (together "Privileged Members") and of which the said member is the settler or to any of his or her Privileged Members provided that (i) prior to any such transfer the trustees enter into a deed of adherence under which it shall be bound to the terms of this Agreement; and (ii) a Privileged Member acquiring Shares pursuant to this Clause 10.2 shall only be able to transfer such Shares to another Privileged Member of the person from whom he, she or they took the Shares in the first instance or, in the case of a transfer by trustees, to persons beneficially entitled under such trusts.

10.3 Any Shareholder may transfer Shares to a nominee or trustee for that Shareholder alone and any nominee or trustee of any person or persons may at any time transfer any Shares to that other person or persons or to another nominee or trustee for that other person or persons provided that no beneficial interest in such Shares passes by reason of such transfer.

11    TRANSFERS - PRE-EMPTION

11.1 Any Shareholder who wishes to transfer Shares otherwise than in accordance with Clause 10 (the "Vendor") shall give notice in writing (the "Transfer Notice") to the Company of his wish specifying:-

      (a)  the number of Shares which he wishes to transfer;

      (b) the name of any third party to whom he proposes to sell or transfer the Shares (the "Third Party");

      (c) the price at which he has agreed with the Third Party to sell or transfer the Shares; and

      (d) whether or not the Transfer Notice is conditional upon all (and not part only) of the specified Shares being sold pursuant to the offer hereinafter mentioned and in the absence of such stipulation it shall be deemed not to be so conditional.

11.2 No Transfer Notice once given or deemed to be given in accordance with Clauses 10, 11 or 12 shall be withdrawn otherwise than as permitted in this Agreement or with the consent of the Board.

11.3 The Transfer Notice shall constitute the Company the agent of the Vendor for the sale of the Shares specified therein (the "Sale Shares") at the Transfer Price.

12    DEEMED TRANSFERS

12.1 A Transfer Notice shall also be deemed to have been served by any Vendor who purports to transfer shares other than in accordance with Clause 10 or Clause 14 without serving a Transfer Notice (including, without limitation, if the Directors declare that a Transfer Notice has been deemed to have been served pursuant to Clause 15).

12.2 For the purpose of this clause 12 the following shall also be deemed (without limit) to be a transfer by a member of shares in the Company:

      12.2.1 any direction (by way of renunciation or otherwise) by a Shareholder entitled to an allotment or transfer of shares that a share be allotted or issued or transferred to some person other than himself; and

      12.2.2 any sale or other disposition (including charging) of any legal or equitable interest in a share (including any voting right attached to a share) whether or not by the registered holder, whether or not for consideration and whether or not effected by an instrument in writing.

12.3 In the event of the bankruptcy or insolvency of any Shareholder a Transfer Notice shall be deemed to have been served by that Shareholder in respect of all of the Shares held by that Shareholder at that date and, in those circumstances, such Transfer Notice shall:

      12.3.1   constitute the Company as the agent of the relevant Shareholder;
               and

      12.3.2 entitle the Company to require delivery to it of the certificate for the Shares (or such indemnity as the Company may reasonably require).

12.4 If any Shares are deemed to be the subject of a Transfer Notice in accordance with clause 12.3, the sale price per Sale Share shall be either:

      12.4.1 such price as may be agreed between the Directors (by unanimous consent) and the relevant Shareholders' personal representative, trustee in bankruptcy, liquidator, receiver or administrator, as the case may be, within fourteen days of the Transfer Notice; or

      12.4.2   in the absence of agreement, the Fair Value for such Sale Shares.

12.5 Where any Transfer Notice is deemed to have been given in accordance with this Clause 12 (other than Clause 12.3), the deemed Transfer Notice shall be treated as having specified:

      12.5.1 that all (or, if a particular number is prescribed by this Agreement, the number prescribed pursuant to the relevant Clause) the Shares registered in the name of the Vendor shall be included for transfer;

      12.5.2   that the price for the Shares shall be the Transfer Price; and

      12.5.3 that the Transfer Notice is not conditional upon all (and not part only) of the Vendor's Shares being sold.

12.6  In this Agreement the term "Fair Value" shall mean:

      12.6.1 the price per Share certified in writing by the Valuer as being the price which, in its opinion, represents a fair value for such share as between a willing vendor and purchaser of the same as at the date the Transfer Notice is given or is deemed to have been given in respect of such share;

      12.6.2 when giving such certificate, the Valuer shall not take into account whether the shares concerned comprise the majority or a minority interest in the share capital of the Company, nor the fact that the right to transfer such shares is restricted by this Agreement and shall assume that the entire issued share capital of the Company is being sold. However, in so certifying the Valuer shall have taken into account such other facts as it, in its absolute discretion, shall consider appropriate including, if it so consider appropriate, the past and current performance of the Group, the apparent future prospects of the Group and the rights attaching to the class of share which is the subject of the Transfer Notice. The Valuer shall act as expert and not as arbitrator and, in the absence of manifest error, its decision shall be final and binding on the Company and its members. The reasonable costs of the Valuer in certifying the Fair Value shall be borne by the transferor/transferee of the shares concerned.

13    PRE-EMPTION PROCEDURE.

13.1 The Company shall forthwith upon receipt of a Transfer Notice or, where later, upon the determination of the Transfer Price, give notice in writing to each of the members of the Company informing them that the Sale Shares are available and of the Transfer Price and shall invite each member to state in writing within 21 days from the date of the said notice (which date shall be specified therein) whether he is willing to purchase any and, if so, how many of the Sale Shares. For the purposes of determining the shareholders of the Company to whom Shares comprised in a Transfer Notice should be offered, the Vendor in respect of the relevant Transfer Notice(s) shall be deemed not to be a member of the Company.

13.2 The Sale Shares shall be offered to each member on terms that in the event of competition the Sale Shares offered shall be sold to the members accepting the offer in amounts equal to the proportion (as nearly as may be) that their existing holdings of ordinary shares bears to the aggregate existing holdings of ordinary shares of the other non-transferring Shareholders (the "Proportionate Entitlement"). It shall be open to each such member to specify if he is willing to purchase Shares in excess of his proportionate entitlement ("Excess Shares") and if the member does so specify he shall state the number of Excess Shares.

13.3 After the expiry of the offers to be made pursuant to Clause 13.1 above or sooner if all the Sale Shares offered shall have been accepted in the manner provided in Clause 13.2 above, the Board shall allocate the Sale Shares in the following manner:-

          (a) if the total number of Shares applied for pursuant to the relevant offer is equal to or less than the available number of Sale Shares the Company shall allocate the number applied for in accordance with the applications; and

          (b) if the total number of Shares applied for pursuant to the relevant offer is more than the available number of Sale Shares, each member shall be allocated his Proportionate Entitlement or such lesser number of Sale Shares for which he may have applied and applications for Excess Shares shall be allocated in accordance with such applications.

      and in either case the Company shall forthwith give notice of each such allocation (an "Allocation Notice") to the Vendor and each of the persons to whom Sale Shares have been allocated (a "Member Applicant") and shall specify in the Allocation Notice the place and time (being not later than fourteen days after the date of the Allocation Notice) at which the sale of the Sale Shares shall be completed.

13.4 Subject to Clause 13.5 below, upon such allocations being made as aforesaid, the Vendor shall be bound, on payment of the Transfer Price, to transfer the Sale Shares comprised in the Allocation Notice to the Member Applicants named therein at the time and place therein specified. If he makes default in so doing the Chairman for the time being of the Company, or failing him one of the Directors or some other person duly nominated by a resolution of the Board for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Vendor with full power to execute complete and deliver in the name and on behalf of the Vendor a transfer of the relevant Sale Shares to the Member Applicant and any Director may receive and give a good discharge for the purchase money on behalf of the Vendor and (subject to the transfer being duly stamped) enter the name of the Member Applicant in the register of members as the holder or holders by transfer of the Shares so purchased by him or them. The Board shall forthwith pay the purchase money into a separate bank account in the Company's name and shall hold such money on trust (but without interest) for the Vendor until he shall deliver up his certificate or certificates for the relevant Shares to the Company when he shall thereupon be paid the purchase money.

13.5 If the Vendor shall have included in the Transfer Notice a provision that unless all the Sale Shares are sold none shall be sold and if the total number of Shares applied for by Member Applicants is less than the number of Sale Shares then the Allocation Notice shall refer to such provision and shall contain a further invitation open for 28 days to those persons to whom Sale Shares have been allocated to apply for further Sale Shares and completion of the sales in accordance with the preceding paragraphs of this Article shall be conditional upon such provision as aforesaid being complied with in full.

13.6 In the event of all the Sale Shares not being sold under the preceding paragraphs of this Clause the Vendor may at any time within three calendar months after receiving confirmation from the Company (which shall not be unreasonably or unfairly withheld or delayed) that the pre-emption provisions herein contained have been exhausted (the "third party sale period") transfer any Sale Shares not sold to any person or persons at any price not less than the Transfer Price PROVIDED THAT:-

      13.6.1 the Board shall be entitled to refuse registration of the proposed transferee if he is or is reasonably believed by the Board to be a nominee for a person who is a competitor or connected with a competitor of the business of the Company or any of its subsidiaries and, if such transfer were registered, more than 10% of the issued Ordinary Shares would be held by or by nominees for competitors or persons connected with competitors of the business of the Company and its subsidiaries;

      13.6.2 if the Vendor stipulated in the Transfer Notice that unless all the Sale Shares were sold none should be sold, the Vendor shall not be entitled, save with the written consent of all the other members of the Company, to sell hereunder only some of the Sale Shares comprised in the Transfer Notice to such person or persons;

      13.6.3 the Board shall be reasonably satisfied that the Sale Shares are being sold in pursuance of a bona fide sale for not less than the Transfer Price without any deduction, rebate or allowance whatsoever to the purchaser and if not so satisfied may refuse to register the instrument of transfer.

13.7 If the Company shall not find a transferee for any or all of the Sale Shares in accordance with the foregoing provisions of this Agreement, the Company may, subject to the provisions of the Companies Act and this Agreement, and the Articles of the Company, exercise its power to purchase at the Transfer Price any of the Sale Shares comprised in the Transfer Notice for which a transferee has not been found.

14    PIGGYBACK RIGHTS

14.1 If any Vendor when acting alone or acting in concert with another Shareholder wishes to sell Shares to a bona fide purchaser at arms-length ("third party") which when aggregated with all other Shares held by the third party collectively constitute a majority of the Shares in issue (whether in one transaction or a series of transactions) then each of the other members (and any permitted transferee of SIL Shares) (each, a "Putting Shareholder") shall have the option (the "Piggyback Option") to require the Vendor to cause that third party or its nominee to purchase all of the Putting

      Shareholder's Shares or such lesser number of those Shares as the Putting Shareholder (in its absolute discretion) may specify.

14.2 A Putting Shareholder may exercise the Piggyback Option by giving notice to that effect (the "Piggyback Notice") to the Vendor specifying that the Vendor is required to cause to be purchased by the third party or its nominee all of the Putting Shareholder's Shares (the "Put Shares") or such lesser number of those Shares as the Putting Shareholder (in its absolute discretion) shall specify.

14.3 A Piggyback Notice, once given, is irrevocable but both the notice and all obligations under the notice will lapse if for any reason the Vendor does not transfer the Sale Shares to the third party.

14.4 The purchase price for the Put Shares shall be the price per Share to be paid by the third party to the Vendor in respect of the Sale Shares (the "put price"). Upon the exercise of the Piggyback Option in accordance with this Clause 14, each of the Putting Shareholders shall be bound to sell its Put Shares for a consideration equivalent per Share, to the consideration paid or to be paid to the Vendor plus such further amount equal to any other consideration (in cash or otherwise) received or receivable by the holders of such Shares which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for such Shares then in issue at a place and time specified by the Vendor and otherwise in accordance with this Article. In the event of a disagreement, the calculation of the price shall be referred to an umpire (acting as expert and not as arbitrator) nominated by the parties concerned (or in the event of disagreement as to nomination appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales) whose decision shall be final and binding in the absence of manifest error.

14.5 Upon the exercise of the Piggyback Option in accordance with this Clause 14, the Vendor shall be bound to take all reasonable steps to cause the Put Shares to be purchased by the third party or its nominee for the put price and otherwise in accordance with this Clause 14.

14.6 If the Vendor is unable to cause the third party or its nominee to buy all of the Put Shares at the put price (or at a greater price) and otherwise in accordance with this Clause 14, and to complete that purchase in accordance with this Clause 14, then the Vendor shall not be entitled to sell or otherwise transfer any of the Sale Shares to the third party.

14.7 Completion of the purchase by the third party of the Sale Shares and all of the Put Shares shall take place on the date that is specified for that purpose by the Vendor to the Putting Shareholders except that:-

          (a) the Vendor may not specify a date that is less than 14 days after the date of the Piggyback Notice, or which occurs outside the third party sale period, and

          (b) the date so specified by the Vendor shall be the same date as the date proposed for completion of the sale of the Sale Shares, unless all of the Putting Shareholders and the Vendor agree otherwise.

15    VERIFICATION

      For the purposes of ensuring that a transfer of Shares is duly authorized hereunder and that no circumstances have arisen whereby a Transfer Notice is required to be served hereunder, the Directors may from time to time require any member or past member or the personal representatives or trustee in bankruptcy, receiver or liquidator of any member or any person named as transferee in any instrument of transfer lodged for registration to furnish to the Company such information and evidence as the Directors may reasonably request regarding any matter which, in the reasonable opinion of the Directors, is relevant for the purposes of this Clause 15. Failing such information or evidence being furnished to the reasonable satisfaction of the Directors within a reasonable time after request, the Directors shall be entitled to refuse to register the transfer in question or, if no transfer is in question, to declare by notice in writing that a Transfer Notice shall have been deemed to have been served in respect of the shares concerned. If such information or evidence discloses that, in the reasonable opinion of the Directors, a Transfer Notice ought to have been served in respect of any Shares, the Directors may also by notice in writing declare that a Transfer Notice has been deemed to have been served in respect of the Shares concerned.

16    TERMINATION AND LIQUIDATION

16.1 Termination of this Agreement with respect to any party shall be without prejudice to the rights and obligations of any party accrued prior to such termination or under any provision which is expressly stated not to be affected by such termination including in respect of any prior breach of this Agreement and any right or obligation under Clause 2, 6, Clause 7 and Clause 8.

17    ENTIRE AGREEMENT

17.1 This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes the entire and only agreement between the parties in relation to its subject matter and replaces and extinguishes all prior agreements, undertakings, arrangements, understandings or statements of any nature made by the parties or any of them whether oral or written (and, if written, whether or not in draft form) with respect to such subject matter. Each of the parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter hereof, save those expressly set out in this Agreement, and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement (and the documents executed at the same time as it or referred to in it) save to the extent that they arise out of the fraud or fraudulent misrepresentation of the other party.

17.2 No variation of this Agreement shall be effective unless in writing and signed by or on behalf of a duly authorised representative of each party.

18    ASSIGNMENTS

18.1 This Agreement shall be binding on the parties and their respective successors and assigns.

18.2 The parties shall not be entitled to assign this Agreement or any of its rights and obligations under it except as permitted in this Agreement.

19    WAIVER OF RIGHTS, COMPROMISES

19.1 No exercise or failure to exercise or delay by either party in exercising any right power or remedy under this Agreement shall constitute a waiver by that party of any such other right power or remedy.

19.2 Either party may release or compromise the liability of the other or grant to such party time or other indulgence without affecting its rights in relation to the other party.

20    NO PARTNERSHIP

      The parties are not in partnership with each other nor are they agents of each other.

21    COSTS

      Each party shall bear its own costs in connection with the preparation and execution of this Agreement.

22    GOOD FAITH

22.1 All transactions entered into between the parties or any company controlled by them and the Company shall be conducted in good faith and on the basis set out or referred to in this Agreement or, if not provided for in this Agreement, as may be agreed by the parties and in the absence of such agreement on an arm's length basis.

22.2 Each party shall at all times act in good faith towards the other and shall use all reasonable endeavours to ensure that this Agreement is observed.

22.3 Each party will do all things necessary or desirable to give effect to the spirit and intention of this Agreement.

23    NOTICES

23.1  Form of notices

      Any communication to be given by the Company or by SIL, or by Non-SIL Shareholders in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand (including by courier) or by facsimile transmission.

23.2  Address and facsimile

      Such communication shall be sent to the address of the relevant party referred to in this Agreement or the facsimile number (where available) set out below or to such other address or facsimile number as may previously have been communicated to the other party in accordance with this clause. Each communication shall be marked for the attention of the relevant person.

      SIL - facsimile number                             +91 44 432 6295

      For the attention of                               CFO

      Company - facsimile number                         +44 1249 700725

      For the attention of                               Dr. Simon King

      - facsimile number                                 +44 1249 700725

      For the attention of each of the Non-SIL Shareholders (by name)

23.3  Deemed time of service

      A communication shall be deemed to have been served:

      23.3.1 if delivered by hand at the address referred to in clause 23.2, at the time of delivery; and

      23.3.2 if sent by facsimile to the number referred to in clause 23.2, at the time of completion of successful transmission by the sender.

      If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business
      Day) in the time zone of the territory of the recipient under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

23.4  Proof of service

      In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the facsimile was despatched and a confirmatory transmission report received.

23.5  Change of details

      A party may notify the other parties to this Agreement of a change to its name, relevant person, address or facsimile number for the purposes of clause 23.1 provided that such notification shall only be effective on:

      23.5.1 the date specified in the notification as the date on which the change is to take place; or

      23.5.2 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

23.6  APPLICABILITY TO PROCEEDINGS

      For the avoidance of doubt, the parties agree that the preceding provisions of this Clause 19 shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

24    GOVERNING LAW AND JURISDICTION

24.1 This Agreement shall be governed by English law, and each of the parties hereby submits to the exclusive jurisdiction of the High Court of Justice in England and Wales.

25    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

25.1 No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

SIGNED by                     )
for and on behalf of          )
CRICINFO LIMITED              )
in the presence of:           )


SIGNED by                     )
for and on behalf of          )
SATYAM INFOWAY LIMITED        )
in the presence of:           )

SIGNED by                     )
DR. SIMON KING                )
in the presence of:           )

SIGNED by                     )
BADRINARAYANAN SESHADRI       )
in the presence of:           )

SIGNED by                     )
ALEXANDER BALFOUR             )
in the presence of:           )



SIGNED by                     )
PETER GRIFFITHS               )
in the presence of:           )

                                  SCHEDULE 1
                                  ----------

                                 SIL Consents
                                 ------------

Except to the extent specifically included in the then-current Business Plan, which has been approved in accordance with Clause 3, and provided that SIL, together with any member of the SIL Group, hold in aggregate more than ten per cent (10%) of the issued Ordinary Shares, the Company shall not, except with the prior written consent of SIL:

These consents are personal to SIL and members of the SIL Group

1. increase the amount of its authorised or issued Share capital, issue and allot Shares (save for the issue of Shares to a further strategic partner of the Company approved by the Board except at a valuation lower than SIL's current subscription price), grant any option (save for options granted pursuant to any employee share option scheme adopted by the Company) or other interest (in the form of convertible securities or in any other form) over or in its share capital, redeem or purchase any of its own Shares or effect any other reorganisation of its share capital;

2. issue any loan capital of a value in excess of (Pounds)1 million or enter into any commitment with any person with respect to the issue of any such loan capital;

3. make any borrowing, secured or unsecured, other than from its bankers in the ordinary and usual course of business and ensure that its banking facilities do not enable it to have more than (Pounds)3 million in aggregate borrowed at any one time;

4. pass any resolution for its winding up (unless it shall have become insolvent);

5. engage in any business, directly or through a subsidiary other than in connection with cricket-related businesses or defray any monies other than bona fide for the purposes of or in connection with the carrying on of the business of the Company worldwide;

6. close down or substantially divest any ongoing business operation directly or through a subsidiary;

7.   amalgamate or merge with any other company or business undertaking;

8. vary in any respect its memorandum or articles of association or the rights attaching to any of its Shares;

9.   alter its name;

10.  sell or transfer the domain names cricinfo.com and cricket.org;

11. enter into any arrangement, contract or transaction outside the normal course of its business or otherwise than on arm's length terms;

12.  adopt or amend its annual Business Plan;

13.  change either:

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

13.1  its auditors; or

13.2  alter its accounting reference date;

14. declare or pay any dividend or make any other distribution (by way of capitalisation, repayment or in any other manner) out of its distributable profits or any of its reserves;

15. dismiss any Non-SIL Shareholder who is an employee of the Company or a Subsidiary in circumstances in which it incurs or agrees to bear redundancy or other costs in excess of (Pounds)100,000 in total;

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                                  Schedule 2

                               Deed of Adherence

THIS DEED OF ADHERENCE is made on [       ]  by [                            ]
(the "Covenantor")

SUPPLEMENTAL to a Shareholders Agreement dated [        ] and made between
Cricinfo Limited, Satyam Infoway Limited and Non-SIL Shareholders (the "Agreement").

The Covenantor covenants as follows:

1. The Covenantor hereby confirms that it has been supplied with a copy of the Agreement and hereby covenants with each of the persons named in the Schedule to this Deed to observe and be bound by all of the terms of the Agreement which are capable of applying to the Covenantor and which have not been performed at the date of this Deed to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of Cricinfo Limited to be a party to the Agreement (as if named as a party to that Agreement).

2. This Deed shall be governed by and construed in accordance with English law and the Covenantor hereby submits irrevocably to the exclusive jurisdiction of the English Courts (but accepts that this Deed may be enforced in any
     court of competent jurisdiction) and hereby appoints [      ] as its agent
     for service of all process in any proceedings in respect of the Agreement.

EXECUTED as a deed on the day and year first above written.

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

                                  Schedule 3

                             Nominated Competitors

                                  Rediff.com

                                 Indiainfo.com

                                  Zeenext.com

                                  Schedule 4

Name                                    Address

Dr Simon Lawson King                    123 Malmesbury Road
                                        Chippenham
                                        Wiltshire
                                        SN15 1PZ

Badrinarayaman Seshadri                 C 5 Krishna Terrace
                                        162 Lloyds Road
                                        Royapettah
                                        Chennai 600014
                                        India

Alexander Balfour                       19 Mysore Road
                                        London
                                        SW11 5RU

Peter Derrick Griffiths                 Blue Bell House
                                        2-4 Main Street
                                        Scredington
                                        Sleaford
                                        Lincolnshire
                                        NG34 0AE

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

                                  Schedule 5

               Outside Activities of the Management Shareholders

Peter Griffiths

Mr Griffiths is a committee member and a trustee of the Association of Cricket Statisticians and Historians (the "ACS") . He has written a number of books and articles for the ACS and regularly carries out research for them. The ACS's web pages are hosted by the Company.

Mr Griffiths has written a book published by The Cricket Society and is working on a sequel.

Limlow Book Limited acts as agent in the UK for the Pakistan Cricket Board Annual, the Pakistan Cricketers Who's Who and the Zimbabwe year book and other foreign cricket books. The Company also acts as agent for the supply of ACS data to some games. Limlow acts as an agent in the UK for the distribution of PACS newsletters and books, etc.

Peter Griffiths is a member of the following cricket societies/clubs, (an asterisk denotes that the Company hosts the Web pages for that society/club):

     (i)     The Cricket Memorabilia Society*

     (ii)    The Association of Cricket Statisticians and Scorers of India.

     (iii)   The Pakistan Association of Cricket Statisticians (PACS)

     (iv)    The Association of Cricket Statisticians of Trinidad & Tobago

     (v)     The Wombwell Cricket Lovers Society*

     (vi)    The High Peak Cricket Society*

     (vii)   The Northern Cricket Society*

     (viii)  The Nottingham Cricket Lovers Society*

     (ix)    Middlesex County Cricket Club

     (x)     Nottinghamshire County Cricket Club

     (xi)    Cricket Society*

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

     (xii)  ACS*

Badri Seshadri

Mr Seshadri has helped in the setting up of Intercept Consulting Private Limited (an internet advertising solutions company)

Alex Balfour

Alex Balfour does not have any relevant outside activities.

Simon King

Simon King is a member of the ACS and Marylebone Cricket Club.

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